Exhibit 99.3

*LETTER TO CLIENTS FOR TENDER OF AGSA SHARES*

OFFER TO EXCHANGE

each outstanding Class A common share of

ARDAGH GROUP S.A.

for

2.5 Shares of

ARDAGH METAL PACKAGING S.A.

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON , 2021, UNLESS THE EXCHANGE OFFER IS EXTENDED OR EARLIER TERMINATED.

The Information Agent for the exchange offer is:

Georgeson

1290 Avenue of the Americas, 9th Floor

New York, NY 10104

Call Toll-Free (U.S. or Canada): 1 (888) 628-6079

Call (outside the U.S or Canada): 1 (781) 575-2137

To Our Clients:

Ardagh Group S.A. (“AGSA”) is conducting an exchange offer to acquire all of its outstanding Class A common shares (the “AGSA Shares”) in exchange for shares of Ardagh Metal Packaging S.A. (the “AMPSA Shares”) held by AGSA. Enclosed for your consideration are the following documents:

1.	The offer to exchange/prospectus, which forms a part of the enclosed registration on Form F-4 filed with the SEC, dated , 2021 and the enclosed Schedule TO, dated , 2021; and

2.	The letter of transmittal for use in accepting the exchange offer and tendering AGSA Shares.

We or our nominees hold AGSA Shares for your account. A tender of such AGSA Shares can be made only by us as the holder of record pursuant to your instructions. Accordingly, we request instruction as to whether you wish us to tender on your behalf any or all AGSA Shares held for your account pursuant to the terms and conditions of the exchange offer. The letter of transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender AGSA Shares held by us for your account.

A form of Instructions with Respect to the Offer to Exchange is enclosed.

Please note the following:

1.	The exchange offer and withdrawal rights will expire at 11:59 p.m., New York City time, on , 2021, unless the exchange offer is extended or earlier terminated (such date, as may be extended or terminated, the “Expiration Date”).

If you wish to tender your AGSA Shares in the exchange offer, please instruct us sufficiently in advance of the Expiration Date.

2.	AGSA has appointed Computershare as its exchange agent and Georgeson as information agent, for the exchange offer. Any questions you may have with respect to the ways in which AGSA Shares may be tendered in the exchange offer should be directed to the information agent at 1 (888) 628-6079 (toll-free in the U.S. and Canada) or +1 (781) 575-2137 (outside the U.S. and Canada).

3.	The exchange offer is being made to all holders of outstanding AGSA Shares. Holders will receive 2.5 AMPSA Shares for each AGSA Share validly tendered in, and not withdrawn from, the exchange offer.

4.	The exchange offer is conditioned upon satisfaction or waiver of the conditions set forth in the offer to exchange/prospectus under the caption “The Exchange Offer—Conditions to the Exchange Offer”, including the condition that AGSA Shares that have been validly tendered and not withdrawn from the exchange offer represent at least two thirds of all AGSA Shares outstanding at the expiration of the initial offer period.

If you wish to have us tender any or all of the AGSA Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth herein. If you authorize the tender of your AGSA Shares, all such AGSA Shares held in your account will be tendered unless otherwise specified in the instruction form. An envelope to return your instructions to us is enclosed.

Your prompt action is requested. Your instructions should be forwarded to us in ample time to permit us to tender your AGSA Shares on your behalf prior to the Expiration Date.

INSTRUCTIONS WITH RESPECT TO THE OFFER TO EXCHANGE

each outstanding Class A common share of

ARDAGH GROUP S.A.

for

2.5 shares of

ARDAGH METAL PACKAGING S.A.

The undersigned acknowledge(s) receipt of (a) your letter, (b) the registration statement on Form F-4, dated           , 2021, and Schedule TO, dated           , 2021, which include the offer to exchange/prospectus and (c) the related letter of transmittal, in connection with the offer by Ardagh Group S.A., a public limited liability company (société anonyme) incorporated and existing under the laws of the Grand Duchy of Luxembourg having its registered office at 56, Rue Charles Martel, L-2134 Luxembourg, Luxembourg and registered with the Luxembourg Register of Commerce and Companies (R.C.S. Luxembourg) under number B 160804 (“AGSA”), to exchange each outstanding Class A common share of AGSA (each, an “AGSA Share”), for 2.5 shares of Ardagh Metal Packaging S.A., a public limited liability company (société anonyme) incorporated and existing under the laws of the Grand Duchy of Luxembourg having its registered office at 56, Rue Charles Martel, L-2134 Luxembourg, Luxembourg and registered with the Luxembourg Register of Commerce and Companies (R.C.S. Luxembourg) under registration number B 251465 (the “AMPSA Share”), upon the terms and subject to the conditions set forth in the offer to exchange/prospectus and the related letter of transmittal.

The undersigned hereby instructs you to tender to AGSA the number of AGSA Shares indicated on the reverse side of these Instructions (or if no number is indicated below, all AGSA Shares held on behalf of the undersigned) which you hold for the account of the undersigned, upon the terms and subject to the conditions set forth in the offer to exchange/prospectus and the related letter of transmittal.

Total Number of AGSA Shares to be Tendered*:

Date:

SIGN HERE

Signature(s):

Print Name(s):

Print Address(es):

Area Code and Telephone Number(s):

Taxpayer Identification or Social Security Number(s):

* Unless otherwise indicated, it will be assumed that all of your AGSA Shares held by us for your account are to be tendered.